Calculation of Filing Fee Tables
S-1
Scilex Holding Co
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of warrants	Other	500,000	$ 40.00	$ 20,000,000.00	0.0001381	$ 2,762.00
Fees to be Paid	2	Equity	Common Stock, par value $0.0001 per share, underlying warrants	Other	275,000	$ 20.00	$ 5,500,000.00	0.0001381	$ 759.55
Fees to be Paid	3	Equity	Common Stock, par value $0.0001 per share, underlying warrants	Other	1,428,946	$ 29.00	$ 41,439,434.00	0.0001381	$ 5,722.79
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 66,939,434.00		$ 9,244.34
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 9,244.34
Offering Note
[1]	(a) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock, $0.0001 par value per share (the "Common Stock"), that become issuable under the Exchange Warrants, September 2025 Warrants and the November 2025 Warrants (each as defined below) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock. (b) Includes 500,000 shares of common stock, par value $0.0001 per share (the "Common Stock") of Scilex Holding Company, a Delaware corporation (the "Company"), issuable upon exercise of warrants to purchase Common Stock with an exercise price of $40.00 per share, issued by the Company on July 28, 2025 (the "Exchange Warrants").

[2]	Includes 275,000 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $20.00 per share (the "September 2025 Warrants"). Pursuant to Rule 457(g) of the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the common stock issuable upon exercise of the warrants exercisable at $20.00 per share, is in each case estimated based upon the higher of (a) the exercise price of such warrants, and (b) $17.26, which is the average of the high and low sale prices of Common Stock on December 11, 2025, as reported on The Nasdaq Capital Market.

[3]	Includes 1,428,946 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $29.00 per share (the "November 2025 Warrants"). Pursuant to Rule 457(g) of the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the common stock issuable upon exercise of the warrants exercisable at $29.00 per share, is in each case estimated based upon the higher of (a) the exercise price of such warrants, and (b) $17.26, which is the average of the high and low sale prices of Common Stock on December 11, 2025, as reported on The Nasdaq Capital Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A